Exhibit 1.1

EXECUTION VERSION

Dated     November 21, 2019

Diamond S Shipping Inc.

(a Republic of the Marshall Islands corporation)

Up to 5,384,845 Common Shares

_____________________________________

UNDERWRITING AGREEMENT

_____________________________________

PARETO SECURITIES AS
Dronning Mauds gate 3
Postboks 1411 Vika
NO-0115 Oslo
Norway

Ladies and Gentlemen:

The shareholders named in Schedule I hereto (the “Selling Shareholders”, and each a “Selling Shareholder”) propose to sell to Pareto Securities AS (the “Manager”) an aggregate of 4,682,474 common shares, par value $0.001 per share (the “Firm Shares”), of Diamond S Shipping Inc., a Republic of the Marshall Islands corporation (the “Company”). The Company was formed on November 14, 2018 as Athena SpinCo Inc. (“Athena SpinCo”) under the laws of the Republic of the Marshall Islands for the purpose of receiving, via contribution from Capital Product Partners L.P. (“CPLP”), CPLP’s crude and product tanker business (collectively, “Athena”). In connection therewith, the Company and DSS Holdings L.P. (“DSS LP”) completed a combination on March 27, 2019, whereby certain of DSS LP’s directly-owned subsidiaries merged with certain subsidiaries of the Company, with the Company being the surviving corporation in the merger.

The Selling Shareholders also propose to grant to the Manager an over-allotment option (the “Over-allotment Option”), pursuant to which the Manager may require such Selling Shareholders to sell to the Manager not more than an additional 702,371 common shares, par value $0.001 per share, of the Company (the “Additional Shares”) if and to the extent that the Manager shall have determined to exercise the right to purchase such shares of common stock granted to the Manager in Section 4 hereof. The Manager and the Selling Shareholders have entered into a share lending agreement, dated the date hereof (the “Share Lending Agreement”), pursuant to which such Selling Shareholders have agreed to lend to the Manager, up to a total of 702,371 common shares, par value $0.001 per share, of the Company. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company’s issued and outstanding common shares, par value $0.001 per share, are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-233939), including a preliminary prospectus, relating to the resale by certain holders of Common Stock, including the Selling Shareholders, of the Shares. The registration statement as amended at the time it becomes effective, including the post-effective amendment no. 1 thereto, filed with the Commission on November 14, 2019 (the “Post-Effective Amendment”), and including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Manager by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

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For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.           Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Manager that:

(a)           The Registration Statement and the Post-Effective Amendment have become effective; no stop order suspending the effectiveness of the Registration Statement or the Post-Effective Amendment is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)           (i) Each of the Registration Statement and the Post-Effective Amendment, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the Post-Effective Amendment and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 6), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Post-Effective Amendment, the Time of Sale Prospectus or the Prospectus based upon information relating to the Manager or the Selling Shareholders furnished to the Company in writing by the Manager or the Selling Shareholders, as the case may be, expressly for use therein.

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(c)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Manager before first use, the Company has not prepared, used or referred to, and will not, without the Manager’s prior consent (not to be unreasonably withheld or delayed), prepare, use or refer to, any free writing prospectus.

(d)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)           Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing (to the extent that such concept is recognized or applicable under the laws of their respective jurisdictions of incorporation, organization or formation, as applicable) under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or would not, singly or in the aggregate, have a Material Adverse Effect.

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(f)             This Agreement has been duly authorized, executed and delivered by the Company.

(g)            The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)            The outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable.

(i)             The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(j)             There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k)            There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, have a Material Adverse Effect, or have a Material Adverse Effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects ; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

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(l)            Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m)          The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)           The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(o)           There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(p)           Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

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(q)           (i) Neither the Company, nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, affiliate or agent acting on behalf of the Company or its subsidiaries or representative of the Company or any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; and (ii) the Company and its subsidiaries and, to the Company’s knowledge, affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(r)            The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s)           (i) None of the Company, nor any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, affiliate or agent acting on behalf of the Company or its subsidiaries or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)             the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

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(B)              located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)          The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t)           Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(u)          The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases , except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(v)          (i) To the knowledge of the Company, the Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used by the Company or its subsidiaries in, and material to the conduct of the Company’s or its subsidiaries’ respective businesses; (ii) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and (iv) to the Company’s knowledge, no third party is materially infringing, misappropriating or otherwise violating, or has materially infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company.

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(w)          (i) The Company and each of its subsidiaries have complied in all material respects and are presently in compliance in all material respects with all internal privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”), except as would not, singly or in the aggregate, have a Material Adverse Effect; (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, singly or in the aggregate, would reasonably indicate material non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or, governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging material non-compliance with any Data Security Obligation.

(x)           Except as would not, singly or in the aggregate, have a Material Adverse Effect, there has been no breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). The Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, except as would not, singly or in the aggregate, have a Material Adverse Effect.

(y)           No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.

(z)           The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for except as would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect.

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(aa)         The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(bb)         The financial statements of the Company and DSS LP included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company, DSS LP and their respective subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s and DSS LP’s interim financial statements. The financial statements of Athena included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of Athena as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in Athena’s interim financial statements. The financial statements of Athena SpinCo included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of Athena SpinCo as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby. The other financial information of the Company included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

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(cc)         Deloitte & Touche LLP and Deloitte Certified Public Accountants S.A., who have certified certain financial statements of (i) DSS LP and (ii) Athena and Athena SpinCo, respectively, and delivered their reports with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, are each an independent registered public accounting firm with respect to (i) DSS LP in the case of Deloitte & Touche LLP and (ii) Athena and Athena SpinCo in the case of Deloitte Certified Public Accountants S.A., within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(dd)         The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since March 28, 2019, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)          The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to, or in connection with, employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ff)          The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, and except as to matters currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company).

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(gg)         As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, and (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(hh)         Under the current laws and regulations of the Republic of the Marshall Islands (the “Marshall Islands”) all dividends and other distributions declared and payable on the Shares in cash may be freely remitted out of the Marshall Islands and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Marshall Islands; and except as disclosed in each of the Time of Sale Prospectus and the Prospectus, all such dividends and other distributions paid by the Company will not be subject to withholding under the laws and regulations of the Marshall Islands.

(ii)           No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by the Manager, the Company or any of its subsidiaries in the Marshall Islands or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Manager, or (iii) the resale and delivery of the shares by the Manager in the manner contemplated herein.

(jj)          The Company does not believe that it is currently a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

2.             Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally represents and warrants to and agrees with the Manager that:

(a)           This Agreement and the Share Lending Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(b)           The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Share Lending Agreement will not (i) result in the violation of any applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, (ii) result in any violation of the provisions of the constitutive documents of such Selling Shareholder or (iii) conflict with or result in a breach or violation of any agreement or other instrument binding upon such Selling Shareholder; except in the cases of clause (i) and (iii) as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement or the Share Lending Agreement, as applicable.

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(c)           No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder of its obligations under this Agreement and the Share Lending Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of the New York Stock Exchange, state securities or Blue Sky laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and such as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement or the Share Lending Agreement, as applicable.

(d)           Such Selling Shareholder has, and on the Closing Date will have, valid title to the Shares, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(e)           Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Manager, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities account of the Manager (assuming that neither DTC nor the Manager has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Manager will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Manager with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its articles of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Manager on the records of DTC will have been made pursuant to the UCC.

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(f)            Such Selling Shareholder is not prompted by any material non-public information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement.

(g)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 6), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood and agreed that the foregoing applies only to such information furnished by such Selling Shareholder to the Company, which consists of (A) the legal name, address and the number of shares of Common Stock owned by such Selling Shareholder, and (B) the other information with respect to such Selling Shareholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Shareholders” (such information referred to herein as the “Selling Shareholders Information”).

(h)           Such Selling Shareholder is not, nor any of its subsidiaries, or any director or officer thereof, or, to the knowledge of such Selling Shareholder, any employee, agent, representative, or affiliate thereof, are, a Person that is, or is owned or controlled by one or more Persons that are:

(A)          the subject of any Sanctions, or

(B)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

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(i)           Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)           in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(j)           Such Selling Shareholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(k)           (a) Such Selling Shareholder has not taken nor will take, nor any of its subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) such Selling Shareholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither such Selling Shareholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(l)           The operations of such Selling Shareholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of such Selling Shareholder, threatened.

(m)         Such Selling Shareholder, solely for purposes of assisting the Manager in forming a reasonable belief as to the following in order to enable the Manager to rely on the exception from fiduciary status under U.S. Department of Labor Regulations set forth in Section 29 CFR 2510.3-21(c)(1), represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

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(n)           No stamp duties, registration taxes, withholdings, levies, income taxes or other duties or similar taxes or charges are payable by the Manager, the Company or any of its subsidiaries in the Cayman Islands or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Manager, or (iii) the resale and delivery of the Shares by the Manager in the manner contemplated herein.

3.           Representations and Warranties of the Manager. (a) In relation to each Member State of the European Economic Area (each a “Relevant State”), the Manager represents, warrants and agrees that it has not made and will not make an offer of the Shares to the public in that Relevant State, except that it may make an offer to the public in that Relevant State of any Shares at any time under the following exemptions under the Prospectus Regulation: (a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation; (b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation); or (c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Shares shall require the Company or the Selling Shareholders to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

(a)           The Manager represents and warrants that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) in connection with the sale of the Shares in circumstances in which Section 21(1) of FSMA does not apply to the Company or the Selling Shareholders; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom.

(b)           The Manager agrees that it will comply with such requirements, practices and guidelines in any jurisdictions relevant to the offer and the sale of the Shares as are customarily complied with as a matter of best practice for an international bank soliciting investors or undertaking an offering in such jurisdiction.

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4.           Agreements to Sell and Purchase.

(a)          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Manager, and the Manager agrees to purchase from such Selling Shareholder at $13.475 a share (the “Purchase Price”) the number of Firm Shares set forth in Schedule I hereto.

(b)          (i) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder agrees to sell to the Manager the number of Additional Shares set forth opposite such Selling Shareholder’s name identified in Schedule I hereto, and the Manager shall have the right to purchase up to 702,371 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Manager for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Manager may exercise the Over-allotment Option in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Manager and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 6 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), the Manager agrees to purchase the total number of Additional Shares to be purchased on such Option Closing Date.

(ii)            For purposes of facilitating the Over-allotment Option, the Selling Shareholders will agree to lend to the Manager, such number of shares of Common Stock as specified in the Share Lending Agreement in an amount not to exceed 702,371 shares of Common Stock.

(iii)           To the extent permitted by applicable laws and regulations, the Manager, or its agents, will be entitled (but will not be obliged) to engage in stabilizing activities (any such transactions, “Stabilization Transactions”). Stabilization Transactions, if commenced, may be discontinued at any time. Any profits arising from the Stabilization Transaction and any losses incurred by the Manager in the course of Stabilization Transactions will be for its own account.

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(c)          (i) Each of the Selling Shareholders hereby agrees that, without the prior written consent of the Manager, it will not, and will not publicly disclose any intention to, during the period ending on the expiration of the “Subsequent Lock-up Period”, as defined in the resale and registration rights agreement, dated as of March 27, 2019, among, inter alios, the Company and the Selling Shareholders (the “Registration Rights Agreement”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) request the filing of any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

(ii)            The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) transactions by a Selling Shareholder relating to shares of Common Stock permitted under the Registration Rights Agreement, or (C) transactions by a Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions. In addition, each Selling Shareholder agrees that, without the prior written consent of the Manager, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions.

(d)          (i) The Company hereby agrees that, without the prior written consent of the Manager, it will not, and will not publicly disclose any intention to, during the period ending 60 days after the date of the Time of Sale Prospectus: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

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(ii)            The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in the Time of Sale Prospectus and the Prospectus, (C) the grant of options to purchase or the issuance by the Company of shares of Common Stock, restricted stock units or any other security exercisable for or convertible into shares of Common Stock, in each case pursuant to the Company’s equity incentive plan disclosed in the Time of Sale Prospectus and the Prospectus, (D) the entry into an agreement providing for the issuance by the Company of shares of Common Stock or any security exercisable for or convertible into shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisitions, and the issuance of any such securities pursuant to such agreements, (E) the entry into any agreement providing for the issuance of shares of Common Stock or any security exercisable for or convertible into shares of Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that in the case of clauses (D) and (E), the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (D) or (E) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, and (F) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity compensation plan that is described in the Time of Sale Prospectus and the Prospectus or any assumed employee benefit plans contemplated by clause (D).

5.            Terms of Public Offering. The Selling Shareholders and the Company are advised that the Manager proposes to make a public offering of the Shares as soon after the Post-Effective Amendment and this Agreement have become effective as in the Manager’s judgment is advisable. The Selling Shareholders and the Company are further advised that the Shares are to be offered to the public initially at $13.75 a share (the “Public Offering Price”).

6.            Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Shares for the account of the Manager at 10:00 a.m., New York City time, on November 25, 2019, or at such other time on the same or such other date, not later than December 2, 2019, as shall be designated in writing by the Manager. The time and date of such payment are hereinafter referred to as the “Closing Date.”

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Payment for any Additional Shares shall be made to each Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the account of the Manager at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 4 or at such other time on the same or on such other date, in any event not later than January 7, 2020, as shall be designated in writing by the Manager.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as the Manager shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Manager on the Closing Date or an Option Closing Date, as the case may be, for the account of the Manager. The Purchase Price payable by the Manager shall be reduced by (i) any transfer taxes duly paid by the Manager or its affiliates in connection with the transfer of the Shares to the Manager and (ii) any withholding required by law.

7.           Conditions to the Manager’s Obligations.

(a)           The obligations of the Manager to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

(i)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(A)          no order suspending the effectiveness of the Registration Statement or the Post-Effective Amendment shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; and

(B)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Manager’s judgment, is so material and adverse as to make it impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(ii)          The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that (i) no stop order suspending the effectiveness of the Registration Statement or the Post-Effective Amendment is in effect as of the Closing Date, and no proceedings for such purpose are pending before or, to such executive officer’s knowledge, threatened by the Commission; and (ii) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

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The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(iii)           The Manager shall have received on the Closing Date an opinion and negative assurance letter of Jones Day, outside counsel for the Company, dated the Closing Date, in the form set forth in Exhibit B hereto.

(iv)           The Manager shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Selling Shareholders, dated the Closing Date, in the form set forth in Exhibit C hereto.

(v)            The Manager shall have received on the Closing Date an opinion of Seward & Kissel LLP, Marshall Islands’ counsel for the Company, dated the Closing Date, in the form set forth in Exhibit D hereto.

(vi)           The Manager shall have received on the Closing Date an opinion of Walkers, Cayman Islands’ counsel for the applicable Selling Shareholders, dated the Closing Date, in the form set forth in Exhibit E hereto.

(vii)          The Manager shall have received on the Closing Date an opinion and negative assurance letter of Shearman & Sterling (London) LLP, counsel for the Manager, dated the Closing Date, in form and substance satisfactory to the Manager.

(viii)         The Manager shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Manager, from each of Deloitte Certified Public Accountants S.A. and Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

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(ix)           The Manager shall have received on the Closing Date the “lock-up” agreement, substantially in the form of Exhibit A hereto, between the Manager and the Chief Executive Officer and President of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Manager on or before the date hereof, shall be in full force and effect on the Closing Date.

(b)          The obligations of the Manager to purchase Additional Shares hereunder are subject to the delivery to the Manager on the applicable Option Closing Date of the following:

(i)             a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 7(a)(ii) hereof remains true and correct as of such Option Closing Date;

(ii)            an opinion and negative assurance letter of Jones Day, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(a)(iii) hereof;

(iii)           an opinion of Gibson, Dunn & Crutcher LLP, outside counsel for the Selling Shareholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(a)(iv) hereof;

(iv)           an opinion of Seward & Kissel LLP, Marshall Islands’ counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(a)(v) hereof;

(v)            an opinion of Walkers, Cayman Islands’ counsel for the applicable Selling Shareholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(a)(vi) hereof;

(vi)           an opinion and negative assurance letter of Shearman & Sterling (London) LLP, counsel for the Manager, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(a)(vii) hereof;

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(vii)          a letter dated the Option Closing Date, in form and substance satisfactory to the Manager, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 7(a)(viii) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(viii)        such other customary documents as the Manager may reasonably request with respect to the good standing of the Company and other matters related to the sale of the Additional Shares.

8.             Covenants of the Company. The Company covenants with the Manager as follows:

(a)           To furnish to the Manager, without charge, one signed copy of the Registration Statement (including exhibits thereto) and to furnish to the Manager in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 8(e) or 8(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           To furnish to the Manager a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Manager reasonably objects.

(d)           Not to take any action that would result in the Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Manager that the Manager otherwise would not have been required to file thereunder.

(e)            If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Manager, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Manager and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

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(f)            If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Manager the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by the Manager or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Manager, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Manager and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Shares may have been sold by the Manager and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request.

(h)           To make generally available to the Company’s security holders and to the Manager as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

9.           Covenants of the Selling Shareholders.

(a)           Each Selling Shareholder covenants with the Manager that such Selling Shareholder will deliver to the Manager (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

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(b)           The Selling Shareholders covenant to pay, and to indemnify and hold the Manager harmless against, any stamp, issue, registration, documentary, sales, transfer income, capital gains or other similar taxes or duties imposed under the laws of the Marshall Islands or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the sale and delivery of the Shares to the Manager, or (iii) the resale and delivery of the Shares by the Manager in the manner contemplated herein.

10.          Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, (a) the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and counsel for the Selling Shareholders (limited to one law firm) in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Manager and dealers, in the quantities hereinabove specified, and (b) the Selling Shareholders agree to pay, on a pro rata basis (i) all costs and expenses related to the transfer and delivery of the Shares to the Manager, including any transfer or other taxes payable thereon, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 8(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Manager incurred in connection with the review and qualification of the offering of the Shares by the FINRA, (iv) the costs and charges of any transfer agent, registrar or depositary, (v) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (vi) the document production charges and expenses associated with printing this Agreement, (vii) all costs and expenses incurred by the Manager, including the fees and disbursements of its counsel (up to an amount not to exceed $185,000, including any such costs and expenses under clause (iii) above) and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

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The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholders and the Company may otherwise have for the allocation of such expenses among themselves.

11.          Covenants of the Manager. The Manager covenants with the Company and each of the Selling Shareholders not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of the Manager .

12.          Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Manager, each person, if any, who controls the Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Manager within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission arises out of or is based upon information relating to the Manager furnished to the Company in writing by the Manager expressly for use therein.

(b)               The Selling Shareholders agree to indemnify and hold harmless the Manager, the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Manager or the Company, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act , and each affiliate of the Manager within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Shareholders Information.

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(c)               The Manager agrees to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Manager furnished to the Company in writing by the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(d)               In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 12(a), 12(b) or 12(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Manager and all persons, if any, who control the Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Manager within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Manager and such control persons and affiliates of the Manager, such firm shall be designated in writing by the Manager. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for any Selling Shareholder and such control persons of such Selling Shareholder, such firm shall be designated in writing by such Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(e)               To the extent the indemnification provided for in Section 12(a), 12(b) or 12(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 12(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and each of the Selling Shareholders on the one hand and the Manager on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholders and the total underwriting discounts and commissions received by the Manager, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Selling Shareholders or the Company on the one hand and the Manager on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Shareholders, by the Company or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(f)                The Company, the Selling Shareholders and the Manager agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 12(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)               The indemnity and contribution provisions contained in this Section 12 and the representations, warranties and other statements of the Company and each of the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Manager, any person controlling the Manager or any affiliate of the Manager, any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

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13.          Termination. The Manager may terminate this Agreement by notice given by the Manager to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of the Company’s Common Stock shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Manager’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Manager’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14.          Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Manager, because of any failure or refusal on the part of any Selling Shareholder or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Selling Shareholder or the Company shall be unable to perform its obligations under this Agreement, the Selling Shareholders will reimburse the Manager for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Manager in connection with this Agreement or the offering contemplated hereunder.

15.          Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and each of the Selling Shareholders, on the one hand, and the Manager, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)               The Company acknowledges that in connection with the offering of the Shares: (i) the Manager have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Manager owes the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Manager may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Manager arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

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(c)               The Manager is not a U.S. registered broker-dealer and, may not make sales of any shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that the Manager intends to effect sales of shares in the United States, it will do so only through its U.S. registered broker-dealer, Pareto Securities Inc., or otherwise as permitted by applicable U.S. law. The activities of the Manager in the United States will be effected only to the extent permitted by Rule 15a-6 under the Securities Exchange Act of 1934, as amended.

16.          Recognition of the U.S. Special Resolution Regimes. (a) In the event that the Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that the Manager that is a Covered Entity or a BHC Act Affiliate of the Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.          Submission to Jurisdiction. Each of the Company and the Selling Shareholders irrevocably submits to the non-exclusive personal jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). Each of the Company and the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company or any Selling Shareholder, as the case may be, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

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18.          Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Manager could purchase United States dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or any Selling Shareholders with respect to any sum due from it to the Manager or any person controlling the Manager shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Manager or controlling person of any sum in such other currency, and only to the extent that the Manager or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Manager or controlling person hereunder, the Company and the Selling Shareholders agree as a separate obligation and notwithstanding any such judgment, to indemnify the Manager or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Manager or controlling person hereunder, the Manager or controlling person agrees to pay to the Company or any Selling Shareholders, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to the Manager or controlling person hereunder.

19.          Taxes. (a) All sums payable by the Company or any Selling Shareholders to the Manager under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company or any Selling Shareholders, as the case may be, shall pay such additional amount as will result in the receipt by the Manager of the full amount that would have been received had no deduction or withholding been made (except to the extent that the deduction or withholding arises from a present or former connection between the Manager or its affiliates and the taxing jurisdiction). The Manager shall reasonably cooperate with the Company and the Selling Shareholders, to the extent that it is legally entitled to do so, to comply with any certification, identification or other reporting requirements in order to minimize applicable taxes, deductions and withholdings arising from this Agreement and the transactions contemplated hereunder; provided, however, that the Company and the Selling Shareholders should provide to the Manager at least 15 days’ written notice that the Manager will be required to provide such certification, identification, or other reporting requirements and in no event shall the certification, identification, or other reporting requirements, if substantial, be materially more onerous in form, in procedure, or in substance than comparable certification, information, or other reporting requirements imposed under U.S. federal income tax law or Norwegian law (whichever is more onerous).

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(b)               All sums payable to the Manager shall be considered exclusive of any value added or similar taxes. Where the Company or, as the case may be, any Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to the Manager on account of a taxable supply by the Manager, such payor shall in addition to the sum payable hereunder pay an amount equal to any such applicable value added or similar tax. The Manager shall provide the applicable payor with a valid invoice or other appropriate documentation of payment of such applicable value added or similar tax.

(c)               Any refunds or recoveries of taxes or related amounts paid or indemnified for by the Company or the Selling Shareholders, as the case may be, shall be for the account of such payor/indemnifying party.

(d)               Notwithstanding anything herein to the contrary, no person shall be entitled under this Agreement to a duplicative recovery of taxes or related amounts paid, including under Section 6, Section 10, or this Section 19.

20.          Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21.          Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

22.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

23.          Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Manager shall be delivered, mailed or sent to Pareto Securities at Dronning Mauds gate 3 Postboks 1411 Vika NO-0115 Oslo, Norway, Attention: Martin Sjøstedt, Equity Syndicate, with a copy to Bjørn Haakon Steive, the Legal Department; if to the Company shall be delivered, mailed or sent to Diamond S Shipping Inc., 33 Benedict Place, Greenwich, CT 06830, Attention: General Counsel, with a copy to Jones Day, 90 South Seventh Street, Suite 4950, Minneapolis, Minnesota 55402, Attention: Bradley C. Brasser, if to the Selling Shareholders shall be delivered, mailed or sent to First Reserve, 290 Harbor Drive, Stamford, CT 06902, Attention: General Counsel (aschwartz@firstreserve.com) and to WL Ross & Co. LLC, 1166 Avenue of the Americas, 25th Floor, New York, NY 10036, Attn: Stephen Toy, with a copy (which will not constitute notice) to WL Ross & Co. LLC, 1166 Avenue of the Americas, 25th Floor, New York, NY 10036, Att: General Counsel, with a copy (which will not constitute notice) to Gibson, Dunn & Crutcher LLP, 1801 California St., Suite 4200, Denver, CO 80202, Attention: Beau Stark (bstark@gibsondunn.com).

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Very truly yours,

DIAMOND S SHIPPING INC.

By:	/s/ Kevin M. Kilcullen
	Name:	Kevin M. Kilcullen
	Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

FIRST RESERVE FUND XII, L.P. (in voluntary liquidation)

By:	First Reserve GP XII, L.P., its general partner
By:	First Reserve GP XII Limited, its general partner

By:	/s/ Edward T. Bialas
	Name:	Edward T. Bialas
	Title:	Managing Director

FR XII-A PARALLEL VEHICLE, L.P. (in voluntary liquidation)

By:	First Reserve GP XII, L.P., its general partner
By:	First Reserve GP XII Limited, its general partner

By:	/s/ Edward T. Bialas
	Name:	Edward T. Bialas
	Title:	Managing Director

Signature Page to Underwriting Agreement

WLR RECOVERY FUND IV DSS AIV, L.P.

By:	WLR Recovery Associates IV DSS AIV, L.P., its general partner
By:	WLR Recovery Associates IV DSS AIV GP, Ltd., its general partner

By:	/s/ Stephen Toy
	Name:	Stephen Toy
	Title:	Director

WLR RECOVERY FUND V DSS AIV, L.P.

By:	WLR Recovery Associates V DSS AIV, L.P., its general partner
By:	WLR Recovery Associates V DSS AIV GP, Ltd., its general partner

By:	/s/ Stephen Toy
	Name:	Stephen Toy
	Title:	Director

WLR SELECT CO-INVESTMENT, L.P. (in voluntary liquidation)

By:	WLR Select Associates DSS, L.P., its general partner
By:	WLR Select Associates DSS GP, Ltd., its general partner

By:	/s/ Stephen Toy
	Name:	Stephen Toy
	Title:	Director

Signature Page to Underwriting Agreement

WLR/GS MASTER CO-INVESTMENT, L.P.

By:	WLR Master Co-Investment GP, LLC, its general partner

By:	/s/ R. Lee Phegley, Jr
	Name:	R. Lee Phegley, Jr
	Title:	Authorized Signatory

WLR IV PARALLEL ESC, L.P.

By:	Invesco WLR IV Associates LLC, its general partner
By:	Invesco Private Capital, Inc., its managing member

By:	/s/ Stephen Toy
	Name:	Stephen Toy
	Title:	Senior Managing Director

WLR V PARALLEL ESC, L.P.

By:	Invesco WLR V Associates LLC, its general partner
By:	Invesco Private Capital, Inc., its managing member

By:	/s/ Stephen Toy
	Name:	Stephen Toy
	Title:	Senior Managing Director

Signature Page to Underwriting Agreement

PARETO SECURITIES AS

By:	/s/ Tormod Høiby
	Name:	Tormod Høiby
	Title:	Head of Investment Banking

Signature Page to Underwriting Agreement

Schedule I

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
First Reserve Fund XII, L.P.	3,950,681	592,603
FR XII-A Parallel Vehicle, L.P.	70,923	10,638
WLR Recovery Fund IV DSS AIV, L.P.	386,990	58,048
WLR Recovery Fund V DSS AIV, L.P.	88,511	13,276
WLR IV Parallel ESC, L.P.	1,433	215
WLR V Parallel ESC, L.P.	831	125
WLR Select Co-Investment, L.P.	132,174	19,826
WLR/GS Master Co-Investment, L.P.	50,931	7,640
Total:	4,682,474	702,371

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued November 20, 2019

2.	Number of Firm Shares Offered: 4,682,474 Shares

3.	Public Offering Price: $13.75 per Share

II-1